Questions 22 and 23
-------------------
Addendum to Questions 22 and 23 on Form N-SAR


22. Registrants portfolio transactions with entities acting as principals:

List the 10 entities acting as principals with whom Registrant did the largest amount of portfolio transactions (include all short-term obligations, and U.S. Govt. & tax-free securities) in both the secondary market & in underwritten offerings set forth in order of size based upon total value of principal transactions during the current reporting period: (FOR SERIES COMPANIES, ITEMS 22 AND 23 MUST BE ANSWERED IN TOTAL FOR ALL SERIES)

                                                           Registrant
                                            IRS Number      Purchases
Name of Entity                                           (000s omitted)
BARCLAYS CAPITAL INC.                       05-0346412    2,004,302,200
BNP PARIBAS SECURITIES CORP.                13-3235334    1,840,960,868
PREBON SECURITIES (USA) INC.                13-3431785    1,711,045,900
WELLS FARGO BANK                            41-0449260    1,170,206,505
DEUTSCHE BANK SECURITIES, INC.              13-2730328      964,150,761
BANK OF AMERICA SECURITIES LLC              56-2058405      944,149,273
JPMORGAN CHASE & CO.                        13-3224016      488,121,787
CITIGROUP INC.                              52-1568099      537,446,339
RBS SECURITIES, INC.                        13-3272275      544,792,891
CREDIT SUISSE FIRST BOSTON CORP.            13-5659485      441,279,487






                                                             Sales by
                                            IRS Number      Registrant
Name of Entity                                           (000s omitted)
BARCLAYS CAPITAL INC.                       05-0346412      138,623,850
BNP PARIBAS SECURITIES CORP.                13-3235334        2,724,807
PREBON SECURITIES (USA) INC.                13-3431785                0
WELLS FARGO BANK                            41-0449260        5,834,693
DEUTSCHE BANK SECURITIES, INC.              13-2730328       43,260,808
BANK OF AMERICA SECURITIES LLC              56-2058405       37,259,093
JPMORGAN CHASE & CO.                        13-3224016       90,364,960
CITIGROUP INC.                              52-1568099       27,416,473
RBS SECURITIES, INC.                        13-3272275          399,108
CREDIT SUISSE FIRST BOSTON CORP.            13-5659485       29,850,748




23. Aggregate principal purchase/sale transactions of Registrant during current reporting period. (000s omitted) C. Total Purchases:
    12,071,019,548 D. Total Sales: 484,408,249

                               SCREEN NUMBER : 12